Exhibit 99.1

Breeze Holdings Acquisition Corp. Announces Additional Contribution to Trust Account to Extend Deadline to Consummate Business Combination

Irving, TX, November 22, 2021 – Breeze Holdings Acquisition Corp. (NASDAQ: BREZ) (the “Company”) announced today that its sponsor, Breeze Sponsor, LLC (the “Sponsor”), timely deposited an aggregate of $1,150,000 (the “Extension Payment”), representing $0.10 per public share, into the Company’s trust account in order to extend the date by which the Company has to consummate a business combination from November 25, 2021 to February 25, 2022 (the “Extension”).

The Sponsor loaned the Extension Payment to the Company in exchange for a promissory note in the amount of the Extension Payment. The loan under the promissory note is non-interest bearing and will be repaid upon the consummation of a business combination. The Company’s stockholders are not entitled to vote on or redeem their shares in connection with such extension.

About Breeze Holdings Acquisition Corp.

Breeze Holdings Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the Form 10-K/A for the year ended December 31, 2020. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Breeze Holdings Acquisition Corp.

955 W. John Carpenter Fwy., Suite 100-929

Irving, TX 75039

Attention: J. Douglas Ramsey